Humana Inc.
                                              500 West Main Street
                                              P.O. Box 1438
                                              Louisville, KY 40201-1438

n e w s  r e l e a s e


FOR MORE INFORMATION, CONTACT:

Regina Nethery
Investor Relations
Phone: (502) 580-3644
E-MAIL: rnethery@humana.com

Dick Brown
Corporate Communications
Phone: (502) 580-3683
E-MAIL: dbrown4@humana.com



          Humana names CFO and Chief Marketing Officer

Strategic appointments will help company become consumer-centric innovator



LOUISVILLE, KY - January 5, 2001 - Humana Inc. (NYSE: HUM) today announced two strategic leadership appointments designed to help the company become a consumer-centric innovator of health benefit plans and to continue the success of Humana's ongoing financial turnaround.

     The appointments of James H. Bloem as senior vice president and chief financial officer and Steven O. Moya as senior vice president and chief marketing officer "complete the senior leadership team that we've been assembling over the past year," said Michael B. McCallister, Humana's president and chief executive officer.

     Moya, a founder and principal of Los Angeles-based Growth Strategies Consulting and Latin Works Marketing, joined Humana January 3. Bloem, most recently an independent financial and business consultant serving national and international clients from Grand Rapids, Mich., will assume his new role Feb. 5. Both will report to McCallister.

     "These talented executives bring to Humana the experience and proven effectiveness necessary to help us continue to transform Humana into a growth-oriented, consumer-centric company," McCallister said.

     Before becoming a consultant in 1999, Bloem was president of the Personal Care Division of Perrigo Company, the nation's largest manufacturer of over-the-counter pharmaceuticals, personal care and nutritional products. He also has served as chief financial officer of Herman Miller, Inc., an international manufacturer of office furniture and furniture systems.

     Bloem holds a law degree from Vanderbilt University School of Law and a Masters of Business Administration degree from Harvard Business School. He also is a certified public accountant.

     "Jim is a seasoned financial executive with solid experience implementing innovative financial strategies and working closely with Wall Street," McCallister said. "He will play an integral role in continuing our financial turnaround and in positioning the company for long-term growth."

     Under Moya's leadership, Growth Strategies Consulting and LatinWorks marketing developed a reputation for effectively building its clients' business strategy by applying trend analysis information. He also served as senior vice president of Manning, Selvage and Lee, one of the world's largest full-service public-relations firms, and as vice president of Fleishman-Hillard, a global communications agency. He has consulted for major consumer-products clients including Ralston-Purina, Anheuser-Busch and Southwestern Bell.

     "Steve is uniquely qualified for his challenging new role by virtue of his distinguished 25-year career in strategic marketing," McCallister said. "His critical analysis expertise, along with his consumer-products experience, will help enhance Humana as a consumer-centric company focused on digital health technologies and services that empower people to better manage their own health care."

     Humana Inc., headquartered in Louisville, Kentucky, is one of the nation's largest publicly traded health services companies, with approximately 5.4 million medical members located primarily in 15 states and Puerto Rico. Humana offers coordinated health insurance coverage through a variety of plans - health maintenance organizations, preferred provider organizations, point-of-service-plans and administrative service products - to employer groups, government-sponsored plans and individuals.

     More information regarding Humana is available via the Internet at www.humana.com, including:

    Copies of annual report to shareholders, Form 10-K, Form 10-Qs, and proxy statement;

    Copy of most recent investor presentation;

    Copies of quarterly earnings news releases;

    Audio archive of the most recent earnings release conference call;

    Calendar of events (includes upcoming earnings release date, related conference call access number, and planned participation in investor conferences).